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Exhibit 8.2

Allen & Overy LLP Apollolaan 15 1077 AB Amsterdam The Netherlands
P.O. Box 75440 1070 AK Amsterdam The Netherlands
TPG N.V. Neptunusstraat 41–63 2132 JA Hoofddorp The Netherlands	Tel:+31 20 674 1000 Fax:+31 20 674 1111

Amsterdam, 15 March, 2005

Our Ref: 36478-00595 AMCO: 296429.1

TPG N.V.—Registration Statement on Form F-3

Ladies and Gentlemen,

        We have acted as special Netherlands tax counsel to TPG N.V. (the Issuer) in connection with the preparation of the registration statement on Form F-3 (the Registration Statement) to be filed with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Act), on March 15, 2005, and the preliminary prospectus included therein (the Prospectus). The Registration Statement and Prospectus relates to the registration under the Act of an aggregate amount of $1,000,000,000 of the following securities (the Securities):

  (i)
  common shares;

  (ii)
  debt securities;

  (iii)
  warrants;

  (iv)
  purchase contracts; and

  (v)
  units.

        As special Netherlands tax counsel, we have advised the Issuer with respect to certain general Netherlands tax consequences of the proposed issuance of the Securities. This advice is summarised under the headings "Taxation in the Netherlands" (the Discussion) in the Prospectus. We hereby confirm that the statements set forth in the Discussion represent our opinion as to the matters of law covered by them, subject to the qualifications stated therein.

        We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments (including post-effective amendments) thereto, to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to the filing of this opinion with the Registration Statement as Exhibit 8.2 thereto. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

Very truly yours,

/s/ ALLEN & OVERY LLP

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  Exhibit 8.2